FRONTFOUR CAPITAL GROUP LLC

CODE OF ETHICS

December 2013

35 Mason Street

4th Floor

Greenwich, CT 06830

INTRODUCTION

FrontFour Capital Group LLC (together with its affiliated management entities, the “Company”), as a registered investment adviser, has been entrusted with responsibility for providing advice to clients who depend upon the Company to act in their interests and to maintain the highest ethical standards.  In addition, important legal and regulatory requirements govern and control the Company’s activities and particularly its activities as an investment advisor.

The Company has a strict policy of complying with all applicable laws, rules and regulations and with the highest ethical standards in its dealings with its clients and requires all of its employees to conduct themselves at all times in compliance with that policy.  The Company has established the Code in order to comply with Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

This Code of Ethics is intended to highlight these policies.  All employees are required to review it, to be familiar with it, and to refer to it and go to the Company’s senior management for guidance whenever they have any question that they or any employee or agent of the Company may be involved in an activity which could have even the appearance of violating an ethical policy or subjecting the Company to any adverse publicity or client criticism or concern in this regard.

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FRONTFOUR CAPITAL GROUP LLC

CODE OF ETHICS

TABLE OF CONTENTS

I.	DEFINITIONS	1

II.	COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES	3

III.	ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS AND OTHERS	4

IV.	REPORTING PROCEDURES	8

V.	REVIEW PROCEDURES	10

VI.	SANCTIONS	11

Exhibit A- Code of Ethics Acknowledgement Form 13	13

Exhibit B - Initial Asset Certification of Associated Persons	14

Exhibit C- Annual Asset Certification of Associated Persons	16

Exhibit D- Quarterly Transactions Report for Associated Person	18

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I.	DEFINITIONS

For the purposes of this Code of Ethics the following terms shall have the meaning set forth below:

A.	Company. FrontFour Capital Group LLC, FrontFour GP LLC and FrontFour Capital Corp., and their respective affiliated management entities, are referred to as the “Company.”

B.	Offices. The “Main Office” of the Company is located at 35 Mason Street, 4th Floor, Greenwich, CT 06830.

C.	Supervisory and Other Personnel.

Access Person.  Any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Company, or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company, who:

1.
has access to non-public information regarding any clients purchase or sale of securities, non-public information regarding the portfolio holdings of any fund managed by the Company or its affiliates; or

2.	is involved in making securities recommendations to clients, or has access to such recommendations that are non-public.

Associated Person.  All officers and employees of the Company, inclusive of the Chief Compliance Officer, and any other supervised persons (as defined in Section 202 of the Advisers Act) or Access Person.

Chief Compliance Officer.  Justin Hirsch is the “Chief Compliance Officer.”

Managing Member.  David Lorber is the “Managing Member.”

Chief Investment Officer. David Lorber/Stephen Loukas are the “Chief Investment Officers.”

D.
Reportable Security  means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee or, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, that “security” shall not include (i) direct obligations of the government of the United States; (ii) bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issues by money market funds; (iv) shares issued by open-end mutual funds other than mutual funds managed by the Company or its affiliates or mutual funds whose principal underwriters are affiliates of the Company; and (v) shares issued by unit investment trusts that are exclusively invested in one or more open-end mutual funds, none of which is a mutual fund that is managed by the Company or its affiliates or a mutual fund whose principal underwriters are affiliates of the Company.  For the avoidance of doubt, exchange traded funds or “ETFs” do not fall within the exemption in the proviso at the end of the prior sentence.

E.	Purchase or Sale of a Reportable Security includes the writing of an option to purchase or sell a security.

F.
Personal Account means any securities account in which an Associated Person has any direct or indirect “Beneficial Ownership,” and includes any Personal Account of an Associated Person’s immediate family member (including any relative by blood or marriage either living in the Associated Person’s household or financially dependent on the Associated Person).  An Associated Person is deemed to have Beneficial Ownership if the Associated Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived from the relevant Personal Account.

G.	Beneficial Ownership of a security by a person includes ownership of such security by:

1.	such person’s immediate family members (including any relative by blood or marriage either living in such person’s household or financially dependent on such person);

2.	an estate for such person’s benefit;

3.	a trust, of which

a.
such person is a trustee or such person or members of such person’s immediate family have a vested interest in the income or corpus of the trust, or otherwise exercises investment control with respect to the  trust’s investments, or

b.	such person owns a vested beneficial interest, or

c.	such person is the settlor and has the power to revoke the trust without the consent of all the beneficiaries;

4.	a partnership in which such person is a partner;

5.	a corporation of which such person is an officer, director or 10% stockholder;

6.	any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; and

7.
such person’s spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time.

A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within 60 days.

H.
Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

I.
Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933

II.	COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

A.
All Associated Persons are required to know and shall comply strictly with all applicable federal laws and all rules and regulations of any governmental agency or self-regulatory organization governing their activities.  These laws include the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as amended, the Advisers Act, Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.  Associated Persons of the Company must not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act which would violate any provision of the Compliance Procedures.

B.	Without limiting the generality of the foregoing, no Associated Person may:

1.	defraud a client in any manner;

2.	mislead a client, including by making a statement that omits material facts;

3.	engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a client;

4.	engage in any manipulative practice with respect to a client; or

5.	engage in any manipulative practice with respect to securities, including price manipulation.

C.
Each Associated Person will be given a copy of the Code of Ethics at the time of his or her employment.  Each Associated Person must submit a statement at the time of employment and at least annually that he has reviewed the Code of Ethics.  Such statement may be submitted electronically through the Company’s electronic interface maintained by Compliance Science or by using the acknowledgement included as Exhibit A.  Each Associated Person shall have and maintain knowledge of and shall comply with the provisions of this Code of Ethics and any procedures adopted hereunder.

D.
Each Officer shall exercise reasonable supervision over those Associated Persons subject to his supervision, with a view to preventing any violation by such persons of applicable statutes or regulations, Company procedures or the provisions of the Code of Ethics.

E.
All Associated Persons shall comply with all laws and regulations concerning insider trading and with the Company’s prohibition against insider trading.  The purchase and sale of securities, or providing advice with respect to such purchase or sale, while possessing material non-public information, or “inside information,” of any sort relating to such securities, whether obtained in the course of research activities, through a client relationship or otherwise, or the communication of such information to others, is prohibited by state and federal securities and is strictly prohibited by the Company’s policies.  If an Associated Person has any doubt as to whether he or she has material, non-public information related to a company, he or she should discuss the situation with the Chief Compliance Officer (or, if the Chief Compliance Officer is unavailable, the Chief Compliance Officer’s designee), and should generally opt against taking an action in respect of the securities of such company.  For a complete description of the Company’s policy with respect to Insider Trading, please see the Company’s Compliance and Supervisory and Procedures Manual.

F.
Any Associated Person encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Compliance Procedures may have occurred shall report such evidence to the Chief Compliance Officer.

G.
Associated Persons must exercise their own good judgment when engaging in securities transactions and must avoid relaying information obtained as a result of their employment with the Company to others.

III.	ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS AND OTHERS

A.
No Associated Person shall recommend to, or cause or attempt to cause, any client to acquire, dispose of, or hold any security of which such Associated Person has direct or indirect beneficial ownership unless the Associated Person shall first disclose in writing to the Chief Compliance Officer or Chief Investment Officer all facts reasonably necessary to identify the nature of the ownership of such Associated Person in such security.

B.	Trading Restrictions.

Trading Restrictions apply to all Personal Accounts in which an Associated Person is deemed to have Beneficial Ownership.  Prior to executing any trade each Associated Person must initiate a request through Compliance Science’s Personal Trading Control Center (“PTCC”) obtaining pre-clearance approval.  Trades will not be permitted in the securities of an issuer that is included on the Company’s Restricted List (as defined below) unless the Company implements information blocking procedures with respect to such issuer.  An Associated Person must receive the prior approval of the Chief Compliance Officer or a Chief Investment Officer (in the absence of the Chief Compliance Officer) to purchase or sell any other securities for his own account, or for an account in which he has a Beneficial Ownership, including any security which the Company or one of its clients is currently long.  Such approval will generally be granted as long as the security will not be recommended for purchase or sale by the Company or one of its clients on the same day.  Associate Persons are not allowed to sell any securities in their Personal Accounts if the Company or one of its clients is long or short the same position until the Company and any of its clients have fully liquidated the position.  For purposes of this policy, approval in writing may include e-mail correspondence.  Approval to purchase or sell a particular security shall be valid only on the date such approval is granted by the Chief Compliance Officer or the Chief Investment Officer, as applicable (unless otherwise specified on the approval by the Chief Compliance Officer or the Chief Investment Officer).  The foregoing provisions are applicable to an Associated Person shall also apply to any account in which any of them has a Beneficial Ownership interest.  The only exemptions to the above provisions include:

1.
Purchases or sales may be effected in any account over which the Associated Person has no direct or indirect influence or control, provided that the Company has received a letter from the manager/adviser to the account acknowledging that the Associated Person has no investment discretion with respect to investment decisions made with respect to such account;

2.	Purchases which are a part of an automatic dividend reinvestment plan; or which are approved by Chief Compliance Officer subject to sale or freeze, may be effected;

3.	Purchases of mutual fund interests may be effected;

4.	The Chief Compliance Officer will be restricted from buying and selling any security that a client account is holding or has sold within the same month; and

5.	Limited Offerings and Initial Public Offerings:

a.
No Associated Person shall acquire direct or indirect beneficial ownership of an unregistered security, issues in a Limited Offering or an Initial Public Offering in a Personal Account without obtaining the prior written approval of the Chief Compliance Officer

b.
Under normal circumstances, such approval will not be withheld if the Associated Person demonstrates in writing that (i) the investment is not suitable for clients of the Company (ii) the investment opportunity was unique to the individual circumstances of the Associated Person (iii) no overreaching would or could occur.

C.	Restricted List and Grey List.

The Company will regularly distribute and/or make available on its computer network to all Associated Persons a list of all companies (the “Restricted List”) for which the Company is in possession of material, non-public information or with respect to which Company personnel serve as a director or in a similar capacity (each such company, a “Restricted Company”).  Associated Persons are prohibited from purchasing or selling securities (or derivatives thereof) issued by any Restricted Company.  The Company will also maintain a list of companies that are in client portfolios (the “Grey List”).  The Company will regularly distribute the Grey List to all Associated Persons and/or make such list available to Associated Persons on the Company’s computer network.  Associated Persons may trade in the securities of a company on the Grey List subject to the personal trading restrictions set forth above.  The Chief Compliance Officer will also promptly inform all Associated Persons every time a company is added to or removed from the Restricted List or the Grey List.

If any Associated Person receives a proposed non-disclosure agreement or confidentiality agreement from a company or a broker or other intermediary (e.g., in connection with a private placement or financing transaction), such Associated Person must promptly forward such agreement to the Chief Compliance Officer.  The Chief Compliance Officer will coordinate a legal review of such agreement.  Upon entering into any such an agreement with a public company or that relates to the business of a public company, the Chief Compliance Officer will preliminarily update the Restricted List to include the applicable company.  Upon completion of the legal review of the agreement, or such other appropriate time as determined by the Chief Compliance Officer, the Chief Compliance Officer will determine whether such company must remain on the Restricted List or not.  In addition, if any Associated Person receives information in respect of any company which may constitute material, non-public information, such Associated Person shall immediately contact the Chief Compliance Officer.  The Chief Compliance Officer, together with Company counsel, shall make a determination as to whether such information constitutes material, non-public information and update the Restricted List, as appropriate.  If any Associated Person receives information regarding a company and has any doubt as to whether such information constitutes material, non-public information, such Associated Person should immediately contact the Chief Compliance Officer.

The identity of the companies on the Restricted List, and all information about a company revealed as a result of a relationship between such company and the Company, is to be kept in strict confidence.  Accordingly, any discussions concerning such matters should be confined to other employees of the Company who need to know such information and service providers with which the Company has a business relationship who need to know such information for legitimate business reasons.  These requirements are designed to protect an Associated Person and the Company from breaches of statutory and fiduciary requirements concerning permissible trading practices and disclosure of non-public information.

The Company will restrict access to files likely to contain material, non-public information about the companies and other entities listed on the Restricted List.  Only those Associated Persons with a need to know such information will be granted access to such files.  See the sections entitled “Information Security Program,” “Policy Statement on Insider Trading,” “Procedures to Implement the Company’s Policy on Insider Trading” and “Supervisory Procedures with respect to Insider Trading” in the Company’s Compliance and Supervisory Procedures Manual.

The determination of when a company should be removed from the Restricted List shall be made on a case-by-case basis by the Chief Compliance Officer, the Associated Person in charge of the position or prospective position, and Company counsel.

D.
Non-Discretionary Accounts.  In the case of an Associated Person (or a member of an Associated Person’s family living in the same household as the Associated Person) having a Personal Account managed by an outside money manager in which the Associated Person has no investment discretion with respect to investment decisions made with respect to such securities account, the foregoing personal trading restrictions generally do not apply, however the Company requires Associated Persons to (i) comply with Section IV.B below, (ii) submit a letter from the money manager acknowledging that the Associated Person has no investment discretion with respect to investment decisions made with respect to such account, and (iii)  in the event an individual transaction is requested by the Associated Person, the money manager will seek prior approval from the Company before engaging in such transaction.

IV.	REPORTING PROCEDURES

A.	Trade Monitoring.

Except as provided in Section III.B above, every Associated Person must submit for approval to the Chief Compliance Officer through Compliance Science’s PTCC webpage, all trades proposed to be made in a Personal Account prior to such transaction.

PTCC allows the Chief Compliance Officer to monitor the personal trading activities of Associated Persons, monitor outside accounts, as well as the company’s recurring certification process (see Section B: Holding and Certification Reports).  Some of the major highlights of the PTCC system are:

1.
Preclearance: A list of preclearance rules such as restricted list, watch list, black-out period and holding periods.  The system is configurable to allow automated approval or denial real-time, based on criteria in the preclearance rules, or flag trades for Compliance Officer approval.

2.
Electronic Brokerage Feeds for Outside accounts:  All Associated Persons are required to have their Personal Accounts at pre-approved brokers which are electronically linked to PTCC to receive duplicate confirms and statements daily.

3.	Alert Management: PTCC will alert the Chief Compliance Officer when there is an item that requires supervisory attention.

4.	Post Trade Analytics and Insider Trading Reporting: These reports automatically flag potential conflicts of interest, front-running and misuse of material nonpublic information.

5.	Audit Trail: PTCC captures all entries and actions taken by an Associated Person within a detailed audit trail report that can be accessed at any time by the CCO.

B.	Holdings and Certification Reports.

1.
Initial Holdings Report:  Each Associated Person, within ten days of becoming an Associated Person, shall report to the Company, the following information with respect to each Personal Account of such Associated Person, which must be current as of a date no more than 45 days prior to the date the report was submitted:

a.
The title (including the exchange ticker symbol or CUSIP number), number of shares and principal amount of each Reportable Security in any Personal Account of such Associated Person as of when the person became an Associated Person;

b.
The name and contact information of any broker, dealer or bank (including, without limitation, 401k accounts, IRA accounts, Keogh Plan accounts and other similar accounts) with whom the Associated Person maintained a Personal Account in which any securities were held for the direct or indirect benefit of the Associated Person as of the date the person became and Associated Person (even if such securities are not Reportable Securities), the name on the account and the account number; and

c.
All securities and other financial property, including book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one’s home, or in the trust department of a bank or trust company.

In addition, as set forth in Section IV.A.2. above, each Associated Person is required to arrange for duplicate broker trade confirmations and account statements for all Personal Accounts to be electronically linked to the PTCC.

If an Associated Person does not have any holdings in a Personal Account, then such Associated Person must submit a report certifying that such Associated Person has no holdings.

Associated Persons may submit the foregoing reports through the PTCC system or by using the form included as Exhibit B hereto

2.
Annual Holdings and Recertification Report:  Each Associated Person, no later than thirty days after December 31 of each year, shall report the following information, which must be current as of a date no more than 45 days prior to the date the report is submitted:

a.	The title, number of shares and principal amount of each Reportable Security in any Personal Account of such Associated Person;

b.
The name and contact information of any broker, dealer or bank with whom the Associated Person maintains a Personal Account in which any securities are held for the direct or indirect benefit of the Associated Person (even if such securities are not Reportable Securities), the name on the account and the account number;

c.
All securities and other financial property, including book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one’s home, or in the trust department of a bank or trust company; and

d.	The date that the report is submitted by the Associated Person.

e.	In the event that no securities are held as of December 31, the report should specify that securities were not held as of such date.

Associated Persons may submit the foregoing reports through the PTCC system or by using the form included as Exhibit C hereto

3.
Quarterly Transaction Reports/Certifications.  If duplicate copies of all of an Associated Person’s trade confirmations and brokerage account statements are not provided by brokers as required above for any reason, or if an Associated Person engages in any securities transactions not reflected on such brokerage statements, an Associated Person must then submit quarterly transactions reports to the Chief Compliance Officer (or the Chief Compliance Officer’s designee).  Such reports shall contain, with respect to any transactions effected by in any of an Associated Person’s Personal Accounts, (i) the date of the transaction, name of securities involved, ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of such security, (ii) the nature of the transaction, (iii) price of the security at which the transaction was effected, (iv) name of the broker effecting the transaction and (v) the date of submitting such report.  Such reports shall be submitted no later than thirty (30) days after the end of each calendar quarter and must cover all transactions in any Personal Account during such quarter.

Even if duplicate copies of all of an Associated Person’s trade confirmations and brokerage account statements are provided, or if an Associated Person does not have any transactions to report, such Associated Person must submit a written certification to the Company to certify that either (i) duplicate copies of all trade confirmations and brokerage account statements have been provided and to report any transactions in limited offerings that are not reflected on the brokerage statements, or (ii) there are no transactions to report.

Associated Persons may submit the foregoing reports or certifications through the PTCC system or by using the form included as Exhibit D hereto

4.	The Chief Compliance Officer is to be subject to all of the foregoing reporting requirements.

V.	REVIEW PROCEDURES

A.
The reports submitted by Associated Persons or received through PTCC shall be reviewed at least monthly by the Chief Compliance Officer, or such other persons or committees as shall be designated by the Chief Compliance Officer, in order to monitor compliance with this Code of Ethics.

B.
Books and Records.  The Company shall prepare and keep current all the books and records relating to the Code of Ethics as required by Rule 204-2(a)(12) and Rule 204-2(a)(13) under the Advisers Act.  Such records created and maintained under this Code of Ethics shall be maintained as follows:

1.	A copy of each Code of Ethics for the Company, in effect at any time in the last five years, must be maintained in an easily accessible place.

2.
A copy of any records of violations of the Code of Ethics or any action taken as a result of a violation must be maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs.

3.	A record of all written acknowledgements of receipt of the Code of Ethics and amendments for each person who is currently, or within the past five years was, a supervised person;

4.
All Initial Holdings Reports, Annual Holdings Reports and Quarterly Transactions Reports from Associated Persons, including any brokerage confirmation and account statements made in lieu of these reports, shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

5.
A record of all persons currently or within the past five years who are or were required to make reports and persons designated to review the reports required under this Code of Ethics shall be maintained in an easily accessible place for at least five years.

6.
All approvals of the purchase of securities in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

C.
Disclosure and Availability.  The Company is required to include a description of the Code of Ethics in Part 2A of the Company’s Form ADV and, upon request, furnish clients and potential clients with a copy of the Code of Ethics.  The Chief Compliance Officer will ensure that a proper description of the Code of Ethics is included in the Form ADV and will coordinate the distribution of the Code of Ethics to any investors or potential investors who request a copy.

VI.	SANCTIONS

A.
Procedural Noncompliance.  Noncompliance with the procedural requirements of this Code of Ethics (e.g., failure to submit quarterly reports in a timely manner) shall be noted.  Repeated noncompliance (i.e., three similar failures to comply with procedural requirements within a one year period) will be considered a violation and may result in disciplinary action.

B.
Violations and Trading Noncompliance.  Failure to comply with the pre-clearance requirements and/or substantive prohibitions of this Code of Ethics with respect to trading activity may result in disciplinary action, up to and including termination.  In this regard, the Company believes that trading activity which creates an actual or apparent conflict of interest constitutes a violation absent highly extenuating circumstances.

C.
Extenuating Circumstances.  The Company recognizes that instances of inadvertent noncompliance or violation may occur or that extenuating circumstances may apply to specific instances of noncompliance or violation.  In such an event, the Associated Person shall immediately notify the Compliance Officer who shall have discretion to determine appropriate remedial action.

D.
Disciplinary Actions.  The Company may take one or more of the following disciplinary actions including but not limited to requiring a meeting with the Compliance Officer; issuing a disciplinary memorandum; issuing a violation report; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade(s) to be broken at the Associated Person’s expense; requiring corrective action; suspension of trading privileges; requiring the consolidation of Associated Persons accounts with certain brokers; monetary fines; suspension, dismissal and reporting the violation to the appropriate regulatory authorities.

Exhibit A

CODE OF ETHICS

INITIAL/ ANNUAL ACKNOWLEDGMENT FORM FOR ASSOCIATED PERSONS

I have read FrontFour Capital Group LLC’s (the “Company’s”) Code of Ethics.  I understand the requirements thereof and recognize that I am subject to the Code of Ethics, and except as otherwise disclosed to the Chief Compliance Officer, I certify that I have, to date, complied with, and will continue to comply with, such requirements.  I understand that any violation of the Code of Ethics may lead to sanctions or other significant remedial action.

In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code of Ethics.  I have reported to the Chief Compliance Officer (or his designee) all additions and/or deletions of my Personal Accounts held at broker/dealers, companies or other institutions.

I understand that that I am prohibited from acquiring any securities in Initial Public Offerings or Limited Offerings without prior written approval and that all Reportable Securities and shares of registered open-end investment companies advised by the Company require written pre-clearance by the Chief Compliance Officer (or his designee).

Print Name  ______________________________________

Signature  _______________________________________

Date  ___________________________________________

Exhibit B

INITIAL ASSET CERTIFICATION OF ASSOCIATED PERSONS

AS OF __________

INSTRUCTIONS

You must list each Personal Account (whether such account contains Reportable Securities or any other securities) and Reportable Security in which you have Beneficial Ownership that you hold at the end of the date indicated above.  Use additional sheets if necessary. All information must be current as of a date no more than 45 days prior to the date this certification is being submitted. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer or if your accounts are linked through Compliance Science.

The following is a complete list of open Personal Accounts:

Broker Name	Name on Account	Account Number	Phone/Fax/Email Contact	Check if New	Check if “Non-Discretionary”*

OR

☐   I do not maintain any brokerage accounts.

________________________

* “Non-Discretionary” accounts refer to any reportable brokerage account managed by an outside money manager with respect to which the employee has no investment discretion over investment decisions made for such account.  The outside money manager received a letter from the manager/adviser to the account acknowledging that the Associated Person has no investment discretion with respect to investment decisions made with respect to such account.

Reportable Securities

☐
Attached are all brokerage account statements for all accounts in which I and/or a member of my family living with me (i.e. spouse, domestic partner and children) have a direct or indirect beneficial interest and for accounts in which I exercise any investment control as of __________ ___, 20___.

☐
Below is a list of all Reportable Securities (not listed in any attached brokerage statements) in which I and/or a member of my family living with me (i.e. spouse, domestic partner, and children) have a direct or indirect beneficial interest and in accounts in which I exercise any investment control as of __________ ___, 20___.

Name and Type of Security	Ticker Symbol or CUSIP Number	Number of Shares	Principal Amount

Certifications:  I hereby certify that:

1.
The above is a complete list of all brokerage accounts through which I purchase or sell securities and for which I and/or a member of my family living with me (i.e. spouse, domestic partner and children) have a direct or indirect beneficial interest and for accounts in which I exercise any investment control.  I have arranged to have duplicate copies of statements of these accounts sent to FrontFour Capital Group LLC or to link these accounts through Compliance Science.  I further confirm that I have disclosed all personal trading since the date of hire.

2.
The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities (including securities acquired in a limited offering, e.g., initial public offerings, private placements, private equity interests, hedge fund interests, restricted stock, etc.) in which I am deemed to have Beneficial Ownership under the Code.

3.	I have read the Code of Ethics and certify that I am in compliance with it.

Date:  _____________________________ Signature:  ____________________________________

            Name:   _______________________________________

Exhibit C

ANNUAL ASSET CERTIFICATION OF ASSOCIATED PERSONS

For the Year Ended ____

(Must be completed within 30 days of yearend)

INSTRUCTIONS

You must list each Personal Account in which you have Beneficial Ownership that you hold at the end of the date indicated above (whether such account contains Reportable Securities or any other securities).

If your brokerage statements have not been submitted directly to the Compliance Officer or if you hold any Reportable Security not reported on your brokerage statements, you must list each Reportable Security (not otherwise reported on your brokerage statements) in which you have Beneficial Ownership that you hold at the end of the year indicated above.  Use additional sheets if necessary. Write “none” if you have no transactions in Reportable Securities at year end.

You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer or if your accounts are linked through Compliance Science.

The following is a complete list of open Personal Accounts:

Broker Name	Name on Account	Account Number	Phone/Fax/Email Contact	Check if New	Check if “Non-Discretionary”*

OR

☐   I do not maintain any brokerage accounts.

_______________________

* “Non-Discretionary” accounts refer to any reportable brokerage account managed by an outside money manager with respect to which the employee has no investment discretion over investment decisions made for such account.  The outside money manager received a letter from the manager/adviser to the account acknowledging that the Associated Person has no investment discretion with respect to investment decisions made with respect to such account.

Reportable Securities

☐
Attached are all brokerage account statements for all accounts in which I and/or a member of my family living with me (i.e. spouse, domestic partner and children) have a direct or indirect beneficial interest and for accounts in which I exercise any investment control as of __________ ___, 20___.

☐
Below is a list of all Reportable Securities (not listed in any attached brokerage statements) in which I and/or a member of my family living with me (i.e. spouse, domestic partner, and children) have a direct or indirect beneficial interest and in accounts in which I exercise any investment control as of __________ ___, 20___.

Name and Type of Security	Ticker Symbol or CUSIP Number	Number of Shares	Principal Amount

Certifications:  I hereby certify that:

1.
The above is a complete list of all brokerage accounts through which I purchase or sell securities and for which I and/or a member of my family living with me (i.e. spouse, domestic partner and children) have a direct or indirect beneficial interest and for accounts in which I exercise any investment control.  I have arranged to have duplicate copies of statements of these accounts sent to FrontFour Capital Group LLC or to link these accounts through Compliance Science.  I further confirm that I have disclosed all personal trading since the date of hire.

2.
The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities (including securities acquired in a limited offering, e.g., initial public offerings, private placements, private equity interests, hedge fund interests, restricted stock, etc.) in which I am deemed to have Beneficial Ownership under the Code.

3.	I have read the Code of Ethics and certify that I am in compliance with it.

Date:  ____________________                                         Signature:  _____________________________

                               Name:  ________________________________

Exhibit D

QUARTERLY TRANSACTIONS REPORT FOR ASSOCIATED PERSON

(Select one)

___	Attached are all trade confirmations or brokerage account statements for all of my Personal Accounts (as defined in the Company’s Code of Ethics) for the quarter ended _______ __, 20__

___	Below is a list of all Reportable Securities transactions effected in all of my Personal Accounts for the quarter ended _______ __, 20__.

___	I have submitted duplicate confirmations or brokerage statements for all Reportable Securities transactions in all of my Personal Accounts for the quarter ended _______ __, 20__.

___	There were no Reportable Securities transactions in any of my Personal Accounts during the quarter ended _______ __, 20__.

Trade Date and Transaction Type	Name of Security, Ticker Symbol or CUSIP Number	Nature of Transaction	Interest Rate and Maturity Date	Price at which Transaction Effected	Number of Securities	Name of Broker

I hereby certify that the information contained in this report is accurate and that listed above are all Reportable Securities transactions (including securities acquired in a limited offering, e.g., initial public offerings, private placements, private equity interests, hedge fund interests, restricted stock, etc.)  in all of my Personal Accounts for the quarter ended ___________.

Date:  ____________________                                         Signature:  _____________________________

                               Name:  ________________________________